AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE (“Agreement”), made and entered into by and between COP-GOLDENROD, LLC, a Florida limited liability company, COP-HANGING MOSS, LLC, a Florida limited liability company, COP-MONROE, LLC, a Florida limited liability company, COP-MONROE NORTH, LLC, a Florida limited liability company, and CORNERSTONE CORE PROPERTIES REIT, INC., a Maryland corporation (collectively, “Seller”), and RIO HONDO CAPITAL PARTNERS, LLC, or its permitted assignee, a Maryland limited liability company, (“Buyer”).

For and in consideration of the sum of the Purchase Price (as defined below), and in further consideration of the mutual promises, covenants and agreements herein contained, Buyer and Seller, intending to be legally bound, hereby agree as follows:

1. PROPERTY. Seller hereby agrees to sell, assign, transfer, and convey to Buyer, and Buyer hereby agrees to purchase from Seller, that certain real property located at:

(i) 1460-1476 North Goldenrod Road, Orlando, FL 32807 (Parcel ID: 23-22-30-0000-00-

048), commonly known as “Goldenrod CommerCenter”;

(ii) 6100-6148 Hanging Moss Road, Orlando, FL 32807 (Parcel ID: 15-22-30-0000-00-

012), commonly known as “Hanging Moss CommerCenter”;

(iii) Church Street and Monroe Road, Sanford, FL 32771 (Parcel IDs: 16-19-30-5AC-

0000-0530 & 16-19-30-5AC-0520), commonly known as “Monroe CommerCenter

South”; and

(iv) 4150-4200 Church Street, Sanford, FL 32771 (Parcel ID: 16-19-30-5AC-0000-0460),

commonly known as “Monroe CommerCenter North”;

consisting of the following:

a. Land. All those certain parcels of real property located in Orange County and Seminole County, Florida, as more particularly described in Exhibit A hereto (the “Land”).

b. Improvements. All buildings, structures, parking areas, sidewalks, landscaping, utilities, fixtures (other than Seller’s trade fixtures and equipment) and improvements situated thereon, including all heating, refrigerating, air conditioning, plumbing, lighting, ventilating and power systems, owned by Seller and located on or used in connection with the Property, and all appurtenances thereto, now or hereafter located upon the Land (the “Improvements”).

c. Easements. All easements, rights of way, licenses, privileges, hereditaments and appurtenances, belonging to or inuring to the benefit of the Land and/or Seller, including without limitation all easements for ingress and egress to the Land, and all right, title and interest of Seller in and to the land lying within a street or roadway adjoining the Land and all right, title and interest of Seller in and to any strips, gores, and other pieces of land and any vacated or hereafter vacated street(s) or road(s) adjoining the Land, and all right, title and interest of Seller, if any, in and to any award to be made in lieu thereof and in and to any unpaid award for damage to the Property by reason of change of grade of any street.

d. Intangible Personal Property. All of Seller’s right, title and interest in and to all leases, deposits of any nature, licenses, governmental approvals, permits, contracts and other intangible rights pertaining in any way to the ownership and/or operation of the Land, the Improvements and/or easements (the “Intangible Property”).

All of the foregoing property and rights referenced in this Section 1 are hereinafter collectively referred to as the “Property.”

2. PURCHASE PRICE FOR PROPERTY.

(a) The full purchase price for the Property (the “Purchase Price”) shall be Twenty-Four Million Dollars ($24,000,000.00), to be allocated by Buyer among each of the parcels at Closing for the purpose of documentary stamp tax calculations.

(b) Buyer shall deposit with Shumaker, Loop & Kendrick, LLP (hereinafter referred to as “Escrow Agent”) by check or wire transfer of immediately available funds: (i) the sum of Two Hundred Thousand Dollars ($200,000.00)(the “Initial Escrow Deposit”) within three (3) business days of Buyer’s receipt of Seller’s executed counterpart of this Agreement, and (ii) the sum of Three Hundred Thousand Dollars ($300,000.00)(the “Additional Escrow Deposit”) within three (3) business days after expiration of the Inspection Period (as defined below) which amounts (including any interest earned thereon), once deposited with Escrow Agent, shall be referred to collectively as the “Escrow Deposit” and which shall be credited to Buyer and paid to Seller at Closing subject to the terms of this Agreement. The date upon which the later to execute of the Seller and Buyer has executed this Agreement shall be referred to as the “Effective Date.”

(c) Escrow Agent agrees and is instructed by the parties hereto to accept and hold the Escrow Deposit in escrow, in a non-interest bearing trust account with a federally insured commercial banking institution in the State of Florida, pursuant to the terms of this Agreement and for the purposes herein expressed. If the transaction contemplated herein does not close, and unless the Buyer is in default or the Escrow Deposit has otherwise become non-refundable as provided in this Agreement, the Escrow Deposit shall be refunded to Buyer within three (3) business days of Escrow Agent’s receipt of Buyer’s notice of termination of this Agreement.

(d) At Closing of this transaction, Buyer shall pay a sum equal to the difference between the Purchase Price and the amount of the Escrow Deposit, provided that such sum shall be subject to prorations, credits, and adjustments permitted or required by this Agreement, and shall be paid by wire transfer of immediately available funds, or by certified or cashier’s check.

3. CLOSING.

(a) Conditions Precedent to Closing: Seller’s obligation to close shall be contingent upon Buyer being ready, willing and able to purchase all of the Property simultaneously on the Closing Date.

(b) Timing and Place of Closing: Closing of the purchase and sale of the Property (the “Closing”) shall occur, and the deeds and possession of the Property shall be delivered to Buyer fifteen (15) days after expiration of the Inspection Period (the “Closing Date”), unless extended by any provision for extension set forth in this Agreement. Closing shall take place in at the offices of the Title Company (as defined below) or its designated agent, which shall act as closing and title agent for this transaction, or by mail away, or at such other location mutually acceptable to Seller and Buyer.

4. DUE DILIGENCE DELIVERIES. On or before five (5) business days after the Effective Date of this Agreement, Seller shall deliver to Buyer, for examination by Buyer, all of the following items affecting the Property within the possession, custody or control of Seller or its representatives:

(a) Copies of all existing surveys, site plans and other drawings or renderings of the Land or Improvements;

(b) Copies of the ad valorem tax bills for the year 2012;

(c) Copies of all operating statements for the Property, including the year-to-date (2013) statement, as well as the current operating budgets;

(d) Copies of all existing title insurance policy(ies) relating to the Property and any recorded documents reflected therein, including, without limitation, declarations of covenants, conditions, easements, and restrictions affecting the Property;

(e) Copies of all current rent rolls and tenant security deposit reports; and

(f) Copies of all leases, contracts, service agreements, and any other obligations with regard to the Property or the operation thereof, which Buyer shall be required to assume, effective as of the Closing Date (including all prorated deposits, fees, and costs thereunder), unless Buyer delivers an objection in writing to Seller during the Inspection Period.

5. INSPECTION PERIOD.

(a) Buyer and Buyer’s representatives shall have forty-five (45) days after the Effective Date (the “Inspection Period”) during which Buyer, Buyer’s agents, contractors, employees and representatives, shall have the right and opportunity to:

(i)	Confirm that electrical, telephone, potable water, gas, sanitary and storm sewer, telephone and other utility services without limitation are available to the Property, and that such utility services shall be adequate for Buyer’s planned use and operation of the Property after Closing;

(ii)	Confirm that the Property is or after Closing shall be properly zoned and classified for Buyer’s planned development and operation of the Property and that any and all permits, licenses, contracts, approvals and easements which Buyer reasonably determines are necessary for Buyer’s planned development and operation of the Property after Closing are available to Buyer;

(iii)	Conduct such tests, analyses and examinations of the economic feasibility of the Buyer’s planned development and operation of the Property, as Buyer may desire;

(iv)	Determine whether, in Buyer’s sole discretion, the Property is suitable for Buyer’s intended use thereof; and

(v)	Conduct a Phase I environmental site assessment of the Property and the Improvements, provided that such assessment shall not include any invasive monitoring, including but not limited to well installations or soil or core sampling without the prior written consent of Seller, which may be withheld in Seller’s sole discretion.

Provided, however, that: (A) Buyer shall promptly repair any damage to the Property caused by the foregoing; (B) Buyer shall pay all costs and expenses incurred in connection with the foregoing; (C) Buyer waives any and all claims against Seller, its employees, representatives, agents, and contractors, for injury to person or property arising from the presence of Buyer or anyone on Buyer’s behalf, on the Land for any purpose under this Section 5, except to the extent arising out of the negligence of any Seller; (D) Buyer shall indemnify and save Seller harmless of and from all losses, costs, injuries, damages and liability of any kind arising out of or in connection with Buyer’s activities on the Property, including the acts and omissions of Buyer’s agents, employees, architects, engineers and other personnel; and (E) prior to Buyer performing inspections of the Property, Buyer shall ensure that Buyer and any contractor that tests or inspects the Property shall maintain, public liability and property damage insurance insuring the Buyer parties and Seller against all liability arising out of any entry or inspections of the Property pursuant to the provisions hereof, with each insurance policy being issued in the amount of at least Two Million Dollars ($2,000,000.00) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, and which shall insure the contractual liability of Buyer to provide the indemnities herein and name Seller as additional insured parties. Buyer shall provide Seller with evidence of such insurance coverage prior to any entry or inspection of the Property by Buyer or any of its contractors. The foregoing indemnity obligations shall survive the termination of this Agreement for a period of six (6) months from the (i) termination of this Agreement or (ii) the Closing Date, as applicable.

(b) Seller agrees that it will cooperate with Buyer in such inspections (i) by giving Buyer reasonable access to the Property, and (ii) by assisting Buyer in obtaining relevant documents in the possession or control of others, provided that all out-of-pocket costs and expenses in connection with the foregoing are to be paid by Buyer, provided that Buyer shall provide no less than forty-eight (48) hours’ notice to Seller (electronic mail or telephone being acceptable forms of notice, solely for subsection) prior to conducting any tenant interviews, for which Seller may have a representative present.

(c) Seller hereby authorizes Buyer to contact all state and municipal governmental authorities and agencies having jurisdiction of the Property for the purpose of confirming such information as Buyer may deem relevant concerning the Property. Seller will further cooperate with Buyer by authorizing all government agencies having jurisdiction over the Property or any part thereof, including without limitation, the building and zoning department authorities, state fire marshal, elevator, plumbing and electrical standards inspectors, code enforcement board, the water management district, and the state Department of Environmental Regulation, to issue letters for the benefit of Buyer attesting to the presence or absence of violations of applicable codes, laws and ordinances at or concerning the Property and to make such reasonable inspections as may be necessary for such authorities to issue said letters.

(d) If, at any time during the Inspection Period, Buyer is not satisfied, in Buyer’s sole and absolute discretion, with the result of Buyer’s inspections, examinations, analyses, and determinations, Buyer may, at Buyer’s sole option for any reason whatsoever, elect to terminate this Agreement by delivering written notice to Seller, whereupon this Agreement shall be null and void and all rights, liabilities, and obligations of the parties shall terminate. If Buyer elects to cancel this Agreement pursuant to this section, Buyer must deliver to Seller or Seller’s agent written notice of such cancellation on or prior to 5 p.m. EST on the final day of the Inspection Period or Buyer shall be deemed to have elected to proceed to Closing with no further contingencies except as otherwise expressly set forth herein. In the event of any such termination, Buyer shall deliver to Seller copies of any third party due diligence, testing, or inspection reports of any nature obtained by Buyer with regard to the Property at no cost to Seller.

6. TITLE EVIDENCE AND INSURANCE.

(a) Seller, at Seller’s expense, shall, within fifteen (15) days after the Effective Date, deliver to Buyer a written title insurance commitment (or commitments) for the issuance of a standard ALTA Owner’s Policy (or policies) (Form B) from Fidelity National Title Insurance Company (the “Title Company”), through its agent, Shumaker, Loop & Kendrick, LLP, insuring title to the Property in the full amount of the Purchase Price, together with legible copies of all instruments disclosed therein as affecting title to the Property (the “Title Commitment”). Buyer hereby consents to any of the following being designated as the Title Company: Attorney’s Title Insurance Fund, Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Old Republic Title Company, First American Title Insurance Company or Lawyers Title Insurance Company. The Title Commitment shall reflect that Seller has marketable fee simple title of record in and to the Property, subject only to real property taxes for the year of closing and such exceptions to which Buyer may agree (collectively, the “Permitted Exceptions”), and to matters which shall be fully discharged and removed to Buyer’s satisfaction at or prior to Closing (which matters shall not be deemed Permitted Exceptions).

(b) If the Title Commitment discloses that Seller does not have fee simple title to the Property, or that title to the Property is subject to any liens, encumbrances, easements, restrictions or other matters other than the Permitted Exceptions, Buyer shall notify Seller in writing within ten (10) days of Buyer’s receipt of the Title Commitment, specifying the matters which exist with respect to the title to the Property that are unacceptable to Buyer (the “Title Defects”). Upon receipt of such notice, Seller shall, within ten (10) days, notify Buyer of the Title Defects which Seller is willing to attempt to cure during a period of thirty (30) days subsequent to the date of receipt of such notice (the “Cure Period”), it being agreed that Seller shall be required to cure any monetary liens of a definite sum at or prior to Closing. If Seller declines to cure any other Title Defects, Buyer may terminate this Agreement via written notice delivered to Seller within ten (10) days after either Buyer’s receipt of Seller’s written response, or the expiration of Seller’s response deadline (if no response), and this Agreement shall be thereupon null and void, and all rights and obligations of the parties shall terminate except Buyer’s repair, payment and indemnity obligations set forth in Section 5, and the obligation to return the Escrow Deposit to Buyer, which obligations shall survive termination or expiration of this Agreement in any instance. Notwithstanding anything to the contrary set forth herein, this transaction shall be closed on the later of: (i) ten (10) days after the Buyer notifies the Seller in writing that the Title Defects have been removed to Buyer’s satisfaction and have been removed from the Title Commitment; or (ii) the Closing Date. Notwithstanding any provision of this Agreement to the contrary, Seller agrees to use Seller’s proceeds of Closing to satisfy any mortgage and monetary liens affecting title, and not assumed by Buyer, and Buyer agrees that Seller may use Seller’s Closing proceeds for such purpose. If Seller fails to cure any Title Defects during the Cure Period, (A) Buyer may terminate this Agreement via delivery of written notice to Seller within five (5) days of the expiration of the Cure Period, whereupon this Agreement shall be thereupon null and void and all rights and obligations of the parties shall terminate except Buyer’s repair, payment and indemnity obligations set forth in Section 5, and the obligation to return the Escrow Deposit to Buyer, which obligations shall survive termination or expiration of this Agreement in any instance, or (B) Buyer may elect to purchase the Property in the same manner as if no Title Defects had been found, without reduction of the Purchase Price, and Buyer shall release Seller from any liability therefore and from any obligation to share in or otherwise be responsible for the payment of any costs which are incurred in connection with any effort to cure such Title Defects. These shall be the sole remedies of Buyer in the event of a Title Defect.

(c) Seller shall pay the premium for the base policy of title insurance to be issued to Buyer at Closing, as well as any survey and contiguity endorsements requested by Buyer. Buyer shall be responsible for the cost of any simultaneous loan title policy and any other endorsements that Buyer or Buyer’s lender requires. The title insurance policy shall be issued subject only to the Permitted Exceptions, with all standard exceptions contained in the Title Commitment deleted, and shall be issued simultaneously with Closing unless the Title Company insures against adverse matters affecting title pursuant to § 627.7841, Florida Statutes; provided that the requirements of this sentence shall be satisfied if the authorized agent of Title Company deletes and initials the “gap” exception in the Title Commitment, and deletes and initials all other exceptions contained therein, including all of the standard exceptions, and except the Permitted Exceptions. Seller’s compliance with the terms of this section shall be a condition precedent to Buyer’s obligation to close under this Agreement.

(d) At the Closing, Seller shall deliver Seller’s affidavit to the Title Company and Buyer stating either that there have been no improvements made to the Property during the ninety (90) days immediately preceding the date of Closing, or, if there have been such improvements, that all lienors and potential lienors in connection with such improvements have been paid in full. The affidavit shall further state that there are no unrecorded easements or agreements affecting title to the Property, that there are no parties entitled to possession thereof except Seller, and any other representations required by the Title Company to issue the title insurance policy. The aforesaid affidavit is hereinafter referred to as the “No-Lien and Possession Affidavit.”

(e) Buyer shall be entitled to have a “UCC-11” search conducted for any existing financing statements in the name of Seller or any related person or entity or principal of Seller. If Buyer’s search reveals the existence of any such financing statement affecting the Property or any part thereof (the “UCC Filing”), Buyer shall give Seller written notice of said UCC Filing no later than expiration of the Inspection Period, and Seller shall cause the indebtedness for which any UCC Filing serves as security to be paid in full and a “UCC-3” termination statement filed therefore with the Florida Secured Transactions Registry at or prior to Closing, failing which any UCC Filing may be treated as a Title Defect pursuant to the terms of this section. Seller shall provide Buyer with a copy of the filed UCC-3 termination statement as to any UCC Filing. Seller agrees to apply Seller’s proceeds from Closing to satisfy any indebtedness secured by a UCC Filing.

7. SURVEY. Seller has and shall provide copies of existing (April 2013) surveys of the Property as set forth in Section 4. Buyer shall also have the right, at Buyer’s expense, during the Inspection Period, to update the existing surveys or to obtain surveys of the Land and all Improvements thereon prepared by a professional Florida land surveyor licensed to practice in the State of Florida and approved by Buyer (hereinafter referred to as the “Survey”). If the Survey shows any encroachments or easements on the Land or appurtenant thereto, shows that any Improvements on the Land encroach on any easement or any other lands, shows lack of lawful access to the Land and Improvements over dedicated and publicly maintained streets or roads, is not sufficient to cause the unqualified deletion of the standard survey and unrecorded easement exceptions from the title insurance policy to be issued, or shows any other state of facts rendering title to the Property unmarketable or not reasonably acceptable to Purchaser (collectively the “Survey Defects”), then written notice to that effect shall be given to Seller within the Inspection Period, and Seller shall have the same time to remedy such Survey Defects as is allowed under this Agreement for curing Title Defects, and Buyer shall have the same options to terminate or waive any Survey Defects as with Title Defects, as all of the foregoing is set forth in Section 6, which shall be the sole remedies of Buyer in the event of a Survey Defect.

8. “AS-IS” CONDITION OF PROPERTY; RELEASE.

(a) BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS, AND THAT BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME, AND UPON CLOSING, SHALL ASSUME THE RISK OF ALL ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS. EXCEPT AS EXPRESSLY SET FORTH HEREIN, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (A) THE VALUE, NATURE, QUALITY, OR CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, WATER, SOIL, AND GEOLOGY); (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, REGARDLESS OF WHETHER DISCLOSED TO SELLER; (D) THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY; (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR, OF THE PROPERTY; OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. SPECIFICALLY, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH HEREIN, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, AND AT SETTLEMENT BUYER AGREES, EXCEPT AS EXPRESSLY SET FORTHN HEREIN, TO ACCEPT THE PROPERTY AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT TO, OR CLAIM OF, CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY, OR TO ANY HAZARDOUS MATERIALS IN OR ON THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH HEREIN, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED, OR TO BE PROVIDED, WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. EXCEPT AS SET FORTH HEREIN, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT, OR OTHER PERSON. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT AS SET FORTH HEREIN, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS, WHERE-IS” CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING AS WELL AS THE PERMITTED EXCEPTIONS.

(b) EXCEPT AS EXPRESSLY PROVIDED HEREIN, BUYER, ON BEHALF OF ITSELF AND ITS HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASING PARTIES”) HEREBY WAIVES, RELEASES, ACQUITS, AND FOREVER DISCHARGES SELLER, ITS AFFILIATES AND/OR SUBSIDIARIES (AS THE CASE MAY BE) AS WELL AS ALL OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, AND EVERY OTHER PERSON ACTING ON BEHALF OF SELLER, ITS AFFILIATES AND/OR SUBSIDIARIES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OF AND FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, DEMANDS, RIGHTS, DAMAGES, COSTS, EXPENSES, OR COMPENSATION WHATSOEVER, DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, WHICH ANY OF THE RELEASING PARTIES NOW HAS OR WHICH MAY ARISE IN THE FUTURE ON ACCOUNT OF OR IN ANY WAY RELATED OR PERTAINING TO ANY PAST, PRESENT, OR FUTURE PHYSICAL CHARACTERISTIC OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY HAZARDOUS MATERIALS IN, AT, UNDER, OR RELATED TO THE PROPERTY OR ANY VIOLATION OR POTENTIAL VIOLATION OF ANY ENVIRONMENTAL REQUIREMENT APPLICABLE THERETO.

(c) ALL PROVISIONS OF THIS SECTION 8 SHALL SURVIVE CLOSING.

9. DELIVERIES AT CLOSING. In addition to other conditions precedent set forth elsewhere in this Agreement, Buyer and Seller shall deliver to each other at Closing all of the following documents or items, the delivery and accuracy of which shall be a condition to the parties’ obligation to consummate the purchase and sale herein contemplated:

(a) Buyer's Deliveries at Closing. At the Closing, Buyer shall deliver the following to Seller as a condition to Seller’s obligation to close:

(i)	Purchase Price. The balance of the Purchase Price adjusted as set forth herein;

(ii)	Closing Settlement Statement. A counterpart of the closing settlement statement prepared by the Title Company which conforms to Seller’s closing statement; and

(iii)	Other Documentation. Such other documents as may be reasonable in the opinion of Seller or the Title Company to consummate and close the transaction contemplated herein pursuant to the terms and conditions of this Agreement.

(b) Seller’s Deliveries at Closing. At the Closing, Seller shall deliver the following to Buyer as a condition to Buyer’s obligation to close:

(i)	Special Warranty Deeds. Special warranty deeds in the form attached hereto as Exhibit C conveying fee simple title to the Property, free and clear of all liens, encumbrances, easements and restrictions except for the Permitted Exceptions (the “Deeds”);

(ii)	Closing Settlement Statement. A counterpart of the closing settlement statement prepared by the Title Company which conforms to Buyer’s closing statement;

(iii)	No-Lien and Possession Affidavit. The No-Lien and Possession Affidavit required pursuant to Section 6;

(iv)	Non-Foreign Affidavit. The Affidavit and/or any Withholding Document, as defined in and required by Section 14;

(v)	Estoppels, Rent Rolls and Tenant Security Deposit Reports. The Estoppels (defined below), and updated rent rolls and tenant security deposit reports certified by the Landlord as accurate as of the Closing Date; and

(vi)	Other Documentation. Such other documents as may be reasonable in the opinion of Buyer or the Title Company to consummate and close the transaction contemplated herein pursuant to the terms and conditions of this Agreement.

10. PRORATED ITEMS AND ADJUSTMENTS. At Closing, the following adjustments and prorations shall be computed as of the Closing Date, and the cash portion of the Purchase Price shall be adjusted to reflect such prorations, as follows:

(a) Real Property Taxes. Real property taxes shall be prorated on a tax year basis as of the Closing Date, and paid by the Buyer to the Seller, or vice versa, as the case may be. If the relevant property tax bill for the year of Closing has not been received, said proration shall be based on the assessment for the year of Closing, if known, or, if not known, on the tax bill for the year prior to the year of Closing, with discount for earliest payment. Upon receipt of the actual property tax bill for the year of Closing, the parties agree to reprorate said taxes based on said actual bill upon request of either party. This subsection shall survive Closing.

(b) Special Assessments. All special assessments and other similar charges which affect or have become a lien upon the Property at Closing shall be prorated in the same manner as taxes.

(c) Tenant Rents. All base and additional rents and other tenant charges collected by Seller which are attributable to the period commencing with the Closing Date, shall be prorated as of the Closing. Rents and other amounts received by Buyer after the Closing shall be applied (1) first, to the unreimbursed legal and court costs of collection, if any, incurred with respect to such tenant; (2) second, to rents attributable to the period commencing with the date of Closing and subsequent thereto which are due as of the date of receipt; and (3) third, to Seller to the extent such rents are attributable to any period prior to the Closing.. Buyer shall remit to Seller all sums collected from tenants after Closing attributable to past due amounts within ten (10) days of Buyer’s receipt of same. Seller shall remit to Buyer all sums received from tenants after Closing attributable to the period commencing with the date of Closing and subsequent thereto within ten (10) days of Seller’s receipt of same. If at the Closing Date any tenants owe Seller any money, Seller shall have the right, subsequent to the Closing, to collect such sums directly from the tenants including bringing lawsuits against the tenants (at Seller’s sole expense) for such collection; provided, however, Seller agrees that any such legal action or collection shall not include any disturbance of the possession, use or occupancy of the tenants or any right to evict the tenants, whether pursuant to the lease provisions or otherwise, and Buyer shall at Seller’s expense join in any lawsuit and/or also participate or cooperate with Seller in its collection attempts. Buyer will (at Seller’s expense) join in such a lawsuit or action only if the same does not include or require disturbance of the possession of any tenants. This subsection shall survive Closing.

(d) Property Operating Expenses. All Property operating expenses shall also be prorated as of the Closing Date, provided that if any such amounts are not yet known, or have not yet been invoiced, as of the Closing Date, proration shall be based on the average of such expenses over the prior six (6) months.

(e) Miscellaneous. Other items capable of proration, if any, shall be prorated as of the Closing Date. In the event accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable, the parties shall prorate on the best available information, subject to adjustment upon receipt of the final bill.

(f) Closing Statement. Not later than two (2) Business Days prior to the Closing, Seller or its agents or designees shall prepare, and promptly thereafter Seller and Purchaser shall jointly agree upon, a closing statement (the “Closing Statement”) that shows the net amount due either to Seller or to Purchaser as the result of the adjustments and prorations provided for in this Agreement, and such net due amount shall be added to or subtracted from the cash balance of the Purchase Price to be paid to Seller at the Closing, as applicable. Not earlier than the date that is sixty (60) days after the Closing Date and not later than the date that is ninety (90) days after the Closing Date, Seller and Purchaser shall jointly prepare a final closing statement reasonably satisfactory to Seller and Purchaser in form and substance (the “Final Closing Statement”) setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items that are not capable of being determined at such time (and the manner in which such items shall be determined and paid). The net amount due Seller or Purchaser, if any, by reason of adjustments to the Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the party obligated therefor within five (5) Business Days following that party’s receipt of the approved Final Closing Statement. The adjustments, prorations and determinations agreed to by Seller and Purchaser in the Final Closing Statement shall be conclusive and binding on the parties hereto except for any items that are not capable of being determined at the time the Final Closing Statement is agreed to by Seller and Purchaser, which items shall be determined and paid promptly as soon as they are capable of being determined, and except for other amounts payable hereunder pursuant to provisions that survive the Closing. Prior to and following the Closing Date, each party shall provide the other with such information as the other shall reasonably request (including, without limitation, access to the books, records, files, ledgers, information and data with respect to the Property during normal business hours upon reasonable advance notice) in order to make the preliminary and final adjustments and prorations provided for herein.

(g) Survival. The provisions of this Section shall survive Closing.

11. CLOSING COSTS. Buyer and Seller shall pay the costs of Closing as follows: (i) Seller shall pay the title insurance premiums and all other charges by the Title Company (except as specifically set forth in this section and Section 6), the costs for preparation and recording of any required corrective title documents, documentary stamp taxes on the Deeds, and commissions payable to any brokers, as set forth in Section 16; and (ii) Buyer shall pay the cost of recording the Deeds, the costs associated with any financing obtained by Buyer, including any mortgagee title policy and endorsements, and the cost of recording any documents required by Buyer’s lender, any financing-based documentary stamp taxes and intangible taxes, and the cost of any UCC-11 search desired by Buyer. Except as set forth in Section 18, each party shall be responsible for its own attorneys’ fees and costs.

12. CONDEMNATION AND RISK OF LOSS.

(a) Condemnation. In the event of condemnation or transfer by Seller in lieu thereof (“Condemnation”) or receipt of notice of Condemnation of fifteen percent (15%) or more of any parcel comprising the Property by governmental authority on or prior to the date of Closing, Buyer may, at its election, terminate this Agreement, whereupon the Escrow Deposit shall be returned to Buyer within three (3) days of Escrow Agent’s receipt of Buyer’s notice of termination, and this Agreement shall be thereupon null and void and all rights and obligations of the parties shall terminate except Buyer’s repair, payment and indemnity obligations set forth in Section 5, which obligations shall survive termination or expiration of this Agreement in any instance. If Buyer does not elect to terminate this Agreement, then this Agreement shall remain in full force and effect, and Buyer shall be entitled to receive all awards, proceeds, deposits, and monies received or collected by reason of such condemnation and Buyer shall be entitled to control all negotiations with the condemning authority. Further, Seller shall assign and transfer to Buyer at Closing by written instrument all of Seller’s right, title, and interest in any condemnation awards and proceeds.

(b) Risk of Loss. Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Property or any portion thereof (a “casualty”) between the date hereof and the Closing. If prior to the Closing there shall occur a casualty which Seller and Buyer reasonably estimate will cost more than Two Hundred Fifty Thousand Dollars ($250,000) to repair or restore (a “major casualty”), Buyer may elect as its sole option under this Agreement by notice to Seller within seven (7) days after Buyer has received the notice referred to above or at the Closing, whichever is earlier, to either (a) terminate this Agreement, in which event the Escrow Deposit and any interest thereon shall be returned to Buyer within three (3) business days of Escrow Agent’s receipt of Buyer’s notice, or (b) proceed to close. If Buyer does not elect to terminate this Agreement upon a major casualty, or if Buyer elects to proceed to close notwithstanding the major casualty, the Closing shall take place as provided herein without abatement of the Purchase Price, and at the Closing Seller shall assign to Buyer all interest of Seller in and to any insurance proceeds resulting or to result therefrom which may be payable to Seller on account of such occurrence plus Seller shall credit Buyer with the amount of any deductible. If the casualty is not a major casualty, Buyer shall close and Seller shall assign to Buyer at the Closing all interest of Seller in and to any insurance proceeds resulting or to result therefrom which may be payable to Seller on account of such occurrence plus Seller shall credit Buyer with the amount of any deductible.

13. OPERATIONS PRIOR TO CLOSING. As a condition to Buyer’s obligation to close, Seller covenants with Buyer as follows:

(a) Management of Property. Prior to Closing, Seller shall operate and manage the Property in substantially the same manner as it was operated as of the Effective Date. Seller shall deliver the Property at Closing in the same condition as it was on the Effective Date, reasonable wear and tear excepted.

(b) Insurance. Seller shall keep all property, casualty, and general liability insurance policies covering the Property in full force and effect through the Closing.

(c) Maintenance. Seller shall not permit or suffer any waste of or upon the Property. From and after the Effective Date, Seller shall refrain from performing any grading or making any other change or improvement upon or about the Property, unless Buyer’s written consent therefor shall first be obtained. From and after the Effective Date, Seller will observe all laws, ordinances, regulations, and restrictions affecting the Property and its use, and will pay all taxes and assessments on the Property as they become due.

(d) New Leasing Activity. After the Effective Date, but prior to the expiration of the Inspection Period, Seller shall notify Buyer of any new leases, and any extensions or modifications of any existing leases (“New Leasing Activity”). After the expiration of the Inspection Period, Seller shall obtain Buyer’s written consent to any New Leasing Activity, which consent shall not be unreasonably withheld. The cost of all commissions, allowances, and concessions arising via any New Leasing Activity shall be borne by Buyer.

14. FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT PROVISION. Except as otherwise provided herein, Buyer, pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (“Section 1445”) and the regulations promulgated thereunder (“Regulations”), shall be required to and shall withhold such amount as is necessary to comply with Section 1445 and the Regulations and shall timely remit to the Internal Revenue Service the amount so withheld along with properly completed remittance forms. If, however, on or before the date of Closing, Seller provides Buyer with (1) an Affidavit of Non-Foreign Status regarding Seller, (2) a Notice of Non-Recognition Treatment, or (3) a Withholding Certificate establishing that no, or a reduced, amount of federal income tax is required to be withheld under Section 1445 (collectively “Withholding Document”) in proper form as required by the Regulations, and Buyer has no knowledge or notice that the Withholding Document furnished by Seller is false, as determined in accordance with the Regulations, then Buyer shall not be required to withhold any portion of the amount payable to Seller or shall be allowed to withhold such lesser amount as is required by the applicable Withholding Document, as the case may be, and shall submit the amount so withheld to the Internal Revenue Service along with properly completed remittance forms.

15. BROKERAGE.

(a) Buyer and Seller hereby each represent and warrant to one another that neither has dealt with, consulted, or contacted any real estate broker, agent or finder in connection with or in bringing about the sale of the Property, other than NAI Realvest which represents Seller and shall be compensated by Seller via separate agreement between Seller and said broker.

(b) Seller hereby agrees to defend, indemnify and hold Buyer harmless against claims by any broker, agent or salesman claiming by, through or under Seller, for a commission or other compensation in connection with the purchase and sale of the Property. Buyer hereby agrees to defend, indemnify and hold Seller harmless against any claims of any brokers, agents or salesmen claiming entitlement to a commission by, through or under Buyer in connection with the purchase and sale of the Property.

16. DEFAULT OF BUYER. If Buyer defaults with respect to the performance of any or all of its obligations under this Agreement and such default continues for a period of five (5) days after delivery of written notice thereof from Seller to Buyer, the Escrow Deposit shall be paid by Escrow Agent to Seller (pursuant to the procedure set forth in Section 19(a)) as liquidated and agreed upon damages for the default of Buyer, and in full settlement of all claims, and all rights, obligations and liabilities of the parties shall terminate. This shall be the sole and exclusive remedy of Seller in the event of any default by Buyer under this Agreement, except that Seller shall be entitled to all remedies allowed under Florida law with regard to Buyer’s repair, payment and indemnity obligations set forth in Section 5.

17. DEFAULT OF SELLER. If Seller defaults with respect to the performance of any or all of its obligations under this Agreement and such default continues for a period of five (5) days after delivery of written notice thereof from Buyer to Seller, the Escrow Deposit shall, at the sole election of Buyer, be returned to Buyer (pursuant to the procedure set forth in Section 19(a)), and Buyer shall thereby waive any right or remedy provided hereunder or by law for such default by Seller; or Buyer may elect to seek specific performance of this Agreement. These shall be the sole and exclusive remedies of Buyer in the event of any default by Seller under this Agreement.

18. ARBITRATION; ATTORNEYS’ FEES AND COSTS.

(a) If either party employs legal counsel to enforce any of the provisions hereof, or to protect its interest in any matter arising hereunder, the prevailing party shall be entitled to recover from the other party all reasonable costs, charges and expenses, including reasonable attorneys’ fees and costs, expended or incurred in connection therewith, before, during and subsequent to any litigation, including any arbitration or appellate proceedings, bankruptcy or similar debtor/creditor proceedings, and proceedings to enforce any indemnity agreement herein contained. This section shall survive Closing or earlier termination of this Agreement.

(b) Any dispute, claim, or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation, or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be determined by arbitration consistent with the following:

(i)	Arbitration Rules. The arbitration shall be conducted in accordance with the Rules of the American Arbitration Association.

(ii)	Selection of Arbitrator. Within seven (7) days of the service of the notice of arbitration, the parties shall mutually agree upon a single arbitrator with: (i) experience presiding over claims substantially similar to those pled in the notice of arbitration; and (ii) no less than fifteen (15) years commercial real estate law experience (“Qualified Arbitrator”). If at the conclusion of those seven (7) days, the parties have not agreed upon a Qualified Arbitrator, the parties shall petition the American Arbitration Association to provide a list of five (5) Qualified Arbitrators. Within five (5) days of receiving the list of qualified arbitrators, each party shall submit to the administering organization a numerical ranking of their preference as between these five (5) arbitrators. The highest mutually ranked arbitrator shall preside over the parties’ dispute.

(iii)	Venue. The arbitration shall take place in a neutral location in Orlando, Florida.

(iv)	Duration. A hearing shall be held within ninety (90) days of the filing of the notice of arbitration. Such hearing shall last no more than three (3) business days. Within fourteen (14) days of the conclusion of the hearing, the arbitrator shall issue a reasoned award.

(v)	Governing Law. Any arbitral dispute amongst the parties shall be governed by the substantive laws of the State of Florida.

(vi)	Pleading. To instate an arbitration, a notice of arbitration must be filed with the American Arbitration Association and personally served upon the opposing part(ies). This notice shall contain a short and plain statement of the claim(s) for relief sought. In response, the responding part(ies) may assert a counterclaim but must file an answer to the notice of arbitration admitting or denying all facts and allegations contained therein and asserting any affirmative defenses.

(vii)	Discovery. Within forty-five (45) days of service of the notice of arbitration, the parties shall mutually exchange all documents which they reasonably believe are relevant to any claim or defense in the action, regardless of whether such documents are helpful or hurtful to the producing party’s case. No document requests, interrogatories, or requests to admission shall be permitted. Each party shall be entitled to take up to twelve (12) hours of deposition discovery.

(viii)	Sanctions. Upon motion or at the arbitrator’s discretion, discovery sanctions may be awarded in an amount up to the amount in controversy for failing to comply with the mandatory disclosure obligations or engaging in other dilatory or unethical practices.

(ix)	Costs. The prevailing party, as determined by the arbitrator, may be awarded all reasonable costs and fees of the arbitration including, without limitation, the arbitrator’s fees and reasonable attorneys’ fees as set forth in Section 18(a).

(x)	Confidentiality. Except as may be required by law, no party, nor the arbitrator, may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

(xi)	Confirmation. An award issued by the arbitrator pursuant to this arbitration agreement may be confirmed in any Florida circuit court having jurisdiction to confirm and enter judgment on the arbitration award.

19. PROVISIONS WITH RESPECT TO ESCROW AGENT.

(a) Duties. The duties of Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence. If Escrow Agent receives written demand for delivery of the Escrow Deposit from Buyer or Seller prior to Closing, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive objection from the other party to the proposed delivery of the Escrow Deposit within five (5) days after delivering such notice, Escrow Agent shall deliver the Escrow Deposit pursuant to such demand. If the other party does object to the delivery of the Escrow Deposit within such five (5) day period, Escrow Agent shall not release the Escrow Deposit until such time as Escrow Agent has received direction from either both parties via mutually agreed instructions, or a court of competent jurisdiction as to the proper party entitled to receipt of the Escrow Deposit. If conflicting demands are made, or notices served, upon the Escrow Agent, Escrow Agent shall have, in Escrow Agent’s discretion, the following rights and obligations: (i) withhold and stop all further proceedings in, and performance of the escrow for a reasonable period of time to permit resolution; or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights amongst themselves. In the event such interpleader suit is brought, and the Escrow Deposit delivered into the registry of the court, Escrow Agent shall ipso facto be fully released and discharged from all obligations to perform any and all duties or obligations relative to such funds which are imposed upon it by this Agreement.

(b) Sole Liability. Escrow Agent is not to be held liable for the sufficiency or correctness of the form, manner of execution or validity of any instrument that might be deposited into escrow or otherwise delivered to Escrow Agent, nor as to the identity, authority or rights of any person executing the same, nor the failure of any other party to comply with any provisions of any agreement, contract or other instrument filed herein, and Escrow Agent’s duties hereunder shall be limited to the safekeeping of the money, instruments, any other documents received by Escrow Agent in escrow, for the disposition of same in accordance with the provisions of this Agreement, and for the discharge of Escrow Agent’s obligations specified in this Section 19. If the Escrow Deposit is involved in any litigation or controversy, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless against any cost or expense that Escrow Agent may suffer by reason of such litigation or controversy, other than due to its own negligence or malfeasance. All such costs and expenses shall be paid by the party who does not prevail in such litigation. In addition, the party who prevails shall be indemnified against any cost or expense, including reasonable attorneys' fees (both at trial and on appeal).

(c) Confirmation of Escrow Deposit. Escrow Agent shall execute the below acknowledgement to this Agreement to confirm that Escrow Agent is holding (provided that any drafts are subject to collection) and will hold the Escrow Deposit in escrow pursuant hereto and shall place all funds received hereunder into an account insured by either the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation.

(d) Representation of a Party. Buyer acknowledges that the Escrow Agent is also Seller’s legal counsel in connection with the transaction contemplated hereunder, and Buyer hereby expressly consents to Escrow Agent’s continued representation of Seller in any matter, including without limitation any matter involving litigation, arising under or in connection, whether directly or indirectly, with this Agreement.

20. NOTICES. Any notice or demand which must or may be given under this Agreement or by law shall be in writing and shall be deemed to have been given when: (i) delivered by nationally recognized overnight courier, (ii) received by facsimile with both telephonic confirmation and a confirmation copy delivered by another method set forth in this Section or (iii) two (2) business days after being deposited in the United States mail, certified, return receipt requested, full postage prepaid, addressed to the respective parties at the following addresses:

IF TO SELLER: c/o Cornerstone Core Properties REIT, Inc.

Attention: Dominic J. Petrucci

1920 Main St., Suite 400

Irvine, CA 92614

Telephone: (949) 795-9999

Facsimile: (949) 250-0592

WITH COPIES TO: c/o Cornerstone Core Properties REIT, Inc.

Attention: Tim C. Collins

1920 Main St., Suite 400

Irvine, CA 92614

Telephone: (714) 343-4485

Facsimile: (949) 250-0592

IF TO BUYER: Rio Hondo Capital Partners, LLC

Attention: Dann Thomasson

________________________

________________________

Telephone: (___) ____-_____

Facsimile:

WITH COPIES TO: James C. Godey, Esquire

4410 Greenway

Baltimore, Maryland 21218

Telephone: (443) 223-3394

Facsimile: (301) 994-2253

IF TO ESCROW AGENT: Shumaker, Loop & Kendrick, LLP

Attn: W. Kent Ihrig and Gregory R. Haney

101 East Kennedy Boulevard

Suite 2800

Tampa, Florida 33602

Telephone: (813) 229-7600

Facsimile: (813) 229-1660

The foregoing addresses may be changed by the giving at least five (5) days written notice as provided in this section. For the purposes of this Agreement, notice given to or by an attorney for any of the parties hereto shall be deemed notice to the party whom said attorney represents in connection with this transaction.

21. GENDER. Words of any gender used in this Agreement shall be held and construed to include any other gender; any words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

22. CAPTIONS. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

23. CONSTRUCTION. The parties hereto acknowledge that with respect to the transactions contemplated herein (i) each party and its counsel (if retained) has reviewed and revised this Agreement and that no term, covenant or provision of this Agreement shall be construed by any court, government, governmental authority or arbitration panel against any party hereto by reason of such party’s being deemed to have drafted or structured such term, covenant or provision; (ii) neither party has received from the other any accounting, tax, legal or other advice; and (iii) each party has relied solely on the advice of its own accounting, tax, legal and other advisors.

24. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes all prior understandings, if any, there being no other oral or written promises, conditions, representations, understandings, or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party. Any subsequent conditions, representations, warranties, agreements or amendments to or modifications of this Agreement shall not be valid and binding upon the parties unless the same shall be embodied in a subsequent writing signed by the party to be charged thereby.

25. COUNTERPART EXECUTION. This Agreement may be executed in multiple counterparts, and notwithstanding that all of the parties do not execute the same counterpart, each executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same Agreement binding all of the parties hereto.  Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.  Electronic or facsimile copies of this Agreement fully executed shall be deemed an original for all purposes, and the parties hereto waive the “best evidence” rule or any similar law or rule in any proceeding in which this Agreement shall be presented as evidence.

26. GOVERNING LAW. This Agreement shall be construed, governed, interpreted and enforced in accordance with the laws of the State of Florida.

27. TIME. Any reference herein to time periods of fewer than five (5) days shall in the computation thereof exclude Saturdays, Sundays and all legal holidays in the State of Florida. Any time period which shall end on a Saturday, Sunday or legal holiday in the State of Florida, shall automatically extend to 5:00 p.m. of the next full day which is not a Saturday, Sunday or such legal holiday. Time is of the essence of this Agreement and each and every term and provision hereof.

28. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Buyer shall not be entitled to assign this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld; however, Buyer may assign without Seller’s consent if such assignment shall be to an entity containing Buyer as a managing member(s), shareholder(s), or partner(s) and fully controlled in its business operations, including the transactions hereunder, by the Buyer. In all other instances, Seller may withhold its consent to any proposed assignment in Seller’s sole and absolute discretion, and in such case, Seller shall have the right to require any additional information, whether financial or otherwise, in relation to any assignee, member, partner or shareholder of an assignee entity deemed necessary by the Seller in considering Seller’s consent. Buyer shall not be relieved or otherwise discharged of any of its continuing obligations under this Agreement pursuant to any such assignment of Buyer’s rights hereunder, and any permitted assignee of Buyer’s rights under this Agreement shall have no right or authority to further assign this Agreement or such assignee’s rights hereunder without the prior written consent of the Seller, which consent may be withheld by Seller for any reason, in Seller’s sole and absolute discretion.

29. CERTIORARI PROCEEDINGS. Seller agrees not to withdraw, settle or otherwise compromise any pending tax reduction proceeding without the consent of the Buyer. If any proceeding shall result in any reduction of assessment for the tax year in which title shall be closed, it is agreed that the amount of tax saving or refund for such tax year, less the fees and disbursements of the Seller’s attorneys in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Agreement. Seller shall be responsible for any rebates due tenants for the period prior to Closing; this provision shall survive Closing.

30. INSPECTION. The Buyer and its agents, contractors, employees and representatives shall have the continuing right to inspect the Property at any time after the execution of this Agreement, provided that it shall first give the Seller reasonable advance notification of its intention to conduct any such inspection and that such inspection shall not unreasonably impede the normal day-to-day business operation of the Property.

31. RADON GAS. The following language is required by law in any contract involving the sale or lease of any building within the State of Florida:

“RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.”

32. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT ANY AND ALL CLAIMS ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT ARE MATTERS WHICH SHOULD BE ADJUDICATED BY A COURT WITHOUT A JURY. THEREFORE THE PARTIES HEREBY WAIVE A TRIAL BY A JURY. NEITHER BUYER NOR SELLER OR ANY SUCCESSOR THEREOF SHALL SEEK A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER AT LAW OR IN EQUITY, WHETHER DIRECT OR COLLATERAL, WHETHER IN CONTRACT OR IN TORT) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR OTHERWISE RELATING TO THE TRANSACTION RELATED THERETO. NEITHER BUYER NOR SELLER SHALL SEEK TO CONSOLIDATE ANY ACTION OR PROCEEDING IN WHICH TRIAL BY JURY HAS BEEN WAIVED WITH ANY OTHER ACTION OR PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION CANNOT BE AND HAVE NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES AND THEIR RESPECTIVE ATTORNEYS AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT NO ONE HAS REPRESENTED THAT THE PROVISIONS OF THIS SECTION OR OF ANY OTHER SECTION OF THIS AGREEMENT WILL NOT BE FULLY ENFORCED.

33. Anti-Terror Act Compliance. To the extent applicable to Buyer and Seller, Buyer and Seller shall comply with all (i) regulations promulgated by the Office of Foreign Assets Control, Department of the Treasury which are applicable to Buyer and Seller or an owner of the Property, (ii) the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., (iii) the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and (iv) the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism. Buyer and Seller hereby agree to defend, indemnify, and hold harmless each other from and against any and all claims, damages, losses risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing. Buyer and Seller acknowledge that good, sufficient and independent consideration has been given for the foregoing indemnity.

34. Representations, Warranties and Covenants.

(a) Seller, to the best of its knowledge, represents and warrants to Buyer and covenants with Buyer as of the Effective Date and Closing Date as follows:

(i)	This Agreement and all closing documents to which Seller is a party (A) are and at the time of Closing will be, duly authorized, executed and delivered by Seller, (B) do not, and as of the Closing Date will not, violate any provision of any agreement or judicial order to which Seller is a party or to which Seller otherwise is subject and (C) constitute (or in the case of closing documents will constitute) a valid and legally binding obligation of Seller, enforceable in accordance with its terms.

(ii)	No consents or approvals are required to be obtained from, and no filings are required to be made with, any governmental authority, lender, equity partner or other person in connection with the execution and delivery of this Agreement by Seller.

(iii)	Seller has not received written notice of: (A) any pending liens to be made by any governmental authority with respect to the Property; (B) any pending or threatened lawsuits with respect to the Property; or (C) any pending or threatened condemnation proceedings with respect to the Property.

(iv)	No person or other party has any rights of occupancy or possession of the Property or any portions thereof except Seller and the tenants under leases as set forth in the rent roll attached hereto as Exhibit D (“Leases”).

(v)	To Seller’s knowledge, there exists no default by Seller or any tenant under any of the Leases. Seller has provided Purchaser with true, correct and complete copies of all Leases, including all amendments and modifications thereto, prior to the execution of this Agreement by Purchaser and Seller. Seller has not received any prepaid rent under any of the Leases except the prepaid rent and security deposits as shown on Exhibit D., Seller shall deliver to Buyer, no later than five (5) business days prior to Closing, (A) estoppel letters (“Estoppels”), dated within forty-five (45) days of the Closing, from 100% of the tenants under Leases for 10,000 square feet or more (“Large Leases”) of rentable space in the Property, and no less than the number of tenants representing at least seventy five (75%) of the total square footage of all Leases under 10,000 square feet of rentable space in the Property, in the form set forth in Exhibit C hereto; and (B) (pursuant to Seller’s reasonable efforts and not as a condition to Closing) subordination, non-disturbance, and attornment agreements in the form requested by Buyer or Buyer’s lender from the tenants requested by Buyer or Buyer’s lender. If notwithstanding Seller’s reasonable efforts it is unable to obtain an estoppel from any of the Tenants under any of the Large Leases, Seller may execute a landlord’s estoppel on a form reasonably acceptable to the Purchaser with respect to any such Large Leases, but in no event shall the aggregate rentable square footage of the Large Leases represented by the landlord’s estoppels exceed 25% of the square footage of all Large Leases.

(vi)	No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking organization or arrangement or other action under Federal or State bankruptcy laws is pending or threatened against, or contemplated by Seller.

(vii)	Contracts. Except for the contracts referenced on Exhibit E (“Contracts”), there are no current material contracts of construction, employment, parking, maintenance, commission, management, service, or supply in effect and entered into by Seller that will affect the Property after Closing. Seller has provided Purchaser with true, correct and complete copies of all Contracts, including all amendments and modifications thereof, prior to the execution of this Agreement by Purchaser and Seller.
(viii)

(b) Buyer hereby represents and warrants to Seller as of the Effective Date and Closing Date as follows:

(i)	This Agreement and all closing documents to which Buyer is a party (A) are and at the time of Closing will be, duly authorized, executed and delivered by Buyer, (B) do not, and as of the Closing Date will not, violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer otherwise is subject and (C) constitute (or in the case of closing documents will constitute) a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

(ii)	No consents or approvals are required to be obtained from, and no filings are required to be made with, any governmental authority, lender, equity partner or other person in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

(iii)	No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking organization or arrangement or other action under Federal or State bankruptcy laws is pending or threatened against, or contemplated by Buyer.

(c) Survival. All of the representations and warranties set forth in this Section shall survive for a period of six (6) months after the Closing Date.

[Signature page to AS-IS Agreement for Purchase and Sale]

Agreed upon and executed as of the day and year set forth below.

“BUYER”

RIO HODO CAPITAL PARTNERS, LLC,

a Maryland limited liability company

By:	/s/ Dann M. Thomasson
Print name:	Dann M Thomasson
Title:	Managing member
Date:	June 6, 2013

“SELLER”

COP-GOLDENROD, LLC, a Florida limited liability company

By:	COP-ORL ONE, LLC,
a Florida limited liability company,
its Manager

	By:	Cornerstone Operating Partnership, L.P.,
a Delaware limited partnership,
its Manager

	By:	CORNERSTONE CORE PROPERTIES REIT, INC.,
a Maryland corporation,
its general partner

By:
Kent Eikanas, President and Chief Operating Officer
Date: June 6, 2013

COP-HANGING MOSS, LLC, a Florida limited liability company

By:	COP-ORL ONE, LLC,
a Florida limited liability company,
its Manager

	By:	Cornerstone Operating Partnership, L.P.,
a Delaware limited partnership,
its Manager

	By:	CORNERSTONE CORE PROPERTIES REIT, INC.,
a Maryland corporation,
its general partner

By:
Kent Eikanas, President and Chief Operating Officer
Date: June 6, 2013

COP-MONROE, LLC, a Florida limited liability company

By:	COP-ORL ONE, LLC,
a Florida limited liability company,
its Manager

	By:	Cornerstone Operating Partnership, L.P.,
a Delaware limited partnership,
its Manager

	By:	CORNERSTONE CORE PROPERTIES REIT, INC.,
a Maryland corporation,
its general partner

By:
Kent Eikanas, President and Chief Operating Officer
Date: June 6, 2013

COP-MONROE NORTH, LLC, a Florida limited liability company

By:	COP-ORL ONE, LLC,
a Florida limited liability company,
its Manager

	By:	Cornerstone Operating Partnership, L.P.,
a Delaware limited partnership,
its Manager

	By:	CORNERSTONE CORE PROPERTIES REIT, INC.,
a Maryland corporation,
its general partner

By:
Kent Eikanas, President and Chief Operating Officer
Date: June 6, 2013

[Escrow Acknowledgement to “As-Is” Agreement For Purchase And Sale]

ACKNOWLEDGEMENT BY ESCROW AGENT

The undersigned Escrow Agent (as defined in the Agreement) hereby accepts and acknowledges receipt of the Escrow Deposit in the amount of $200,000.00 (if by check subject to clearance) and agrees to act as the Escrow Agent pursuant to the terms of this Agreement.

Dated this ____ day of ______________, 2013.

“Escrow Agent”
Shumaker, Loop & Kendrick, LLP

By: _______________________________________
Print name: _________________________________
Title: _____________________________________

EXHIBIT A

Legal Description of the Land

(i) 1460-1476 North Goldenrod Road, Orlando, FL 32807 (Parcel ID: 23-22-30-0000-00-048), commonly known as “Goldenrod CommerCenter”:

The North ¼ of the Southeast ¼ of the Northwest ¼ of Section 23, Township 22 South, Range 30 East, Orange County, Florida, LESS that part of the Eastern boundary taken for Right-of-Way for State Road 15A.

Together with:

That perpetual non-exclusive drainage easement as set forth in that instrument recorded in Official Records Book 7889, Page 911, of the Public Records of Orange County, Florida.

(ii) 6100-6148 Hanging Moss Road, Orlando, FL 32807 (Parcel ID: 15-22-30-0000-00-012), commonly known as “Hanging Moss CommerCenter”:

A PORTION OF SECTION 15, TOWNSHIP 22 SOUTH, RANGE 30 EAST, ORANGE COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1:

COMMENCING AT THE INTERSECTION OF THE EASTERLY RIGHT OF WAY LINE OF STATE ROAD NO. 436 AND THE NORTH LINE OF THE SOUTH 1/2 OF THE NORTHWEST 1/4 OF SECTION 15, TOWNSHIP 22 SOUTH, RANGE 30 EAST, ORANGE COUNTY, FLORIDA; THENCE RUN SOUTH 27 DEGREES 02 MINUTES 11 SECONDS WEST, ALONG SAID EASTERLY RIGHT OF WAY LINE FOR A DISTANCE OF 67.16 FEET TO THE SOUTHERLY RIGHT OF WAY LINE OF HANGING MOSS ROAD, THENCE RUN SOUTH 89 DEGREES 39 MINUTES 28 SECONDS EAST, ALONG SAID SOUTHERLY RIGHT OF WAY LINE FOR A DISTANCE OF 630.19 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTH 89 DEGREES 39 MINUTES 28 SECONDS EAST, ALONG SAID SOUTHERLY RIGHT OF WAY LINE FOR A DISTANCE OF 578.16 FEET; THENCE DEPARTING SAID SOUTHERLY RIGHT OF WAY LINE, RUN SOUTH 00 DEGREES 20 MINUTES 32 SECONDS WEST, FOR A DISTANCE OF 485.00 FEET; THENCE RUN NORTH 89 DEGREES 39 MINUTES 28 SECONDS WEST, FOR A DISTANCE OF 188.21 FEET; THENCE RUN SOUTH 00 DEGREES 00 MINUTES 38 SECONDS EAST, FOR A DISTANCE OF 759.59 FEET TO THE SOUTH LINE OF THE NORTHWEST 1/4 OF SAID SECTION 15; THENCE RUN NORTH 89 DEGREES 48 MINUTES 59 SECONDS WEST, ALONG THE SAID SOUTH LINE OF THE NORTHWEST 1/4 OF SAID SECTION 15 FOR A DISTANCE OF 283.00 FEET; THENCE DEPARTING SAID SOUTH LINE OF THE NORTHWEST 1/4 OF SECTION 15, RUN NORTH 00 DEGREES 00 MINUTES 38 SECONDS WEST, FOR A DISTANCE OF 760.38 FEET; THENCE RUN NORTH 89 DEGREES 39 MINUTES 28 SECONDS WEST, FOR A DISTANCE OF 98.34 FEET; THENCE RUN NORTH 00 DEGREES 21 MINUTES 53 SECONDS EAST, FOR A DISTANCE OF 241.82 FEET; THENCE RUN NORTH 89 DEGREES 38 MINUTES 07 SECONDS WEST, FOR A DISTANCE OF 8.69 FEET; THENCE RUN NORTH 00 DEGREES 20 MINUTES 29 SECONDS EAST, FOR A DISTANCE OF 243.18 FEET TO THE POINT OF BEGINNING.

LESS AND EXCEPT THAT PORTION CONVEYED IN THAT CERTAIN QUIT CLAIM DEED RECORDED IN OFFICIAL RECORDS BOOK 7211, PAGE 170, DESCRIBED AS FOLLOWS:

A PORTION OF SECTION 15, TOWNSHIP 22 SOUTH, RANGE 30 EAST, ORANGE COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE EASTERLY RIGHT OF WAY LINE OF STATE ROAD NO. 436 AND THE NORTH LINE OF THE SOUTH 1/2 OF THE NORTHWEST 1/4 OF SECTION 15, TOWNSHIP 22 SOUTH, RANGE 30 EAST, ORANGE COUNTY, FLORIDA; THENCE RUN SOUTH 27 DEGREES 02 MINUTES 11 SECONDS WEST, ALONG SAID EASTERLY RIGHT OF WAY LINE FOR A DISTANCE OF 67.16 FEET TO THE SOUTHERLY RIGHT OF WAY LINE OF HANGING MOSS ROAD; THENCE RUN SOUTH 89 DEGREES 39 MINUTES 28 SECONDS EAST ALONG SAID SOUTHERLY RIGHT OF WAY LINE, FOR A DISTANCE OF 630.19 FEET TO THE POINT OF BEGINNING OF PARCEL 1; THENCE CONTINUE SOUTH 89 DEGREES 39 MINUTES 28 SECONDS EAST, ALONG SAID SOUTHERLY RIGHT OF WAY LINE FOR A DISTANCE OF 575.16 FEET; THENCE DEPARTING SAID SOUTHERLY RIGHT OF WAY LINE, RUN SOUTH 00 DEGREES 20 MINUTES 32 SECONDS WEST, FOR A DISTANCE OF 85.00 FEET; THENCE RUN NORTH 89 DEGREES 39 MINUTES 28 SECONDS WEST, FOR A DISTANCE OF 188.21 FEET; THENCE RUN SOUTH 00 DEGREES 00 MINUTES 38 SECONDS EAST, FOR A DISTANCE OF 125.45 FEET TO THE POINT OF BEGINNING; THENCE RUN SOUTH 00 DEGREES 00 MINUTES 38 SECONDS EAST, FOR A DISTANCE OF 634.14 FEET TO THE SOUTH LINE OF THE NORTHWEST 1/4 OF SAID SECTION 15; THENCE RUN NORTH 89 DEGREES 48 MINUTES 59 SECONDS WEST, ALONG SAID SOUTH LINE OF THE NORTHWEST 1/4 OF SECTION 15, FOR A DISTANCE OF 283.00 FEET; THENCE DEPARTING SAID SOUTH LINE OF THE NORTHWEST 1/4 OF SECTION 15, RUN NORTH 00 DEGREES 00 MINUTES 38 SECONDS WEST, FOR A DISTANCE OF 615.97 FEET; THENCE RUN NORTH 67 DEGREES 30 MINUTES 06 SECONDS EAST FOR A DISTANCE OF 82.52 FEET, THENCE RUN SOUTH 20 DEGREES 51 MINUTES 40 SECONDS EAST FOR A DISTANCE OF 46.32 FEET; THENCE RUN NORTH 51 DEGREES 58 MINUTES 42 SECONDS EAST FOR A DISTANCE OF 37.09 FEET; THENCE RUN SOUTH 86 DEGREES 36 MINUTES 49 SECONDS EAST FOR A DISTANCE OF 102.33 FEET; THENCE RUN NORTH 76 DEGREES 22 MINUTES 28 SECONDS EAST FOR A DISTANCE OF 60.13 FEET TO AFORESAID POINT OF BEGINNING.

PARCEL 2

TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF PARCEL 1 AS CREATED BY THAT CERTAIN RESERVATION OF OVERFLOW DRAINAGE EASEMENT DATED NOVEMBER 24, 2003 AND RECORDED NOVEMBER 26, 2003 IN OFFICIAL RECORDS BOOK 7211, PAGE 173 OF THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA, FOR THE PURPOSE OF OVERFLOW DRAINAGE, OVER, UNDER AND ACROSS LANDS DESCRIBED THEREIN.

(iii) Church Street and Monroe Road, Sanford, FL 32771 (Parcel IDs: 16-19-30-5AC- 0000-0530 & 16-19-30-5AC-0520), commonly known as “Monroe CommerCenter South”:

The North 1/2 of Lot 52, FLORIDA LAND AND COLONIZATION COMPANY LIMITED, W. BEARDALL'S MAP OF ST. JOSEPH'S, according to the Plat thereof as recorded in Plat Book 1, Page(s) 114, of the Public Records of Seminole County, Florida, LESS the West 25 feet and also LESS the North 15 feet of thereof for road.

AND

Lot 53, (LESS the North 15 feet and the East 15 feet thereof reserved for road right-of-way) all in FLORIDA LAND AND COLONIZATION COMPANY LIMITED, W. BEARDALL'S MAP OF ST. JOSEPH'S, according to the plat thereof as recorded in Plat Book 1, Page 114, Public Records of Seminole County, Florida;

LESS AND EXCEPT that portion conveyed to Seminole County pursuant to that Warranty Deed recorded February 21, 2003 in Official Records Book 4718, Page 905 AND LESS AND EXCEPT that portion taken by Order of Taking recorded in Official Records Book 6764, Page 32, Public Records of Seminole County, Florida.

(iv) 4150-4200 Church Street, Sanford, FL 32771 (Parcel ID: 16-19-30-5AC-0000-0460), commonly known as “Monroe CommerCenter North”:

LOT 46 (LESS THE EAST 180 FEET AND LESS THE SOUTH 15 FEET THEREOF), FLORIDA LAND COLONIZATION COMPANY LIMITED W. BEARDALL'S MAP OF ST. JOSEPH'S, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 1, PAGE 114, PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA.

AND

LOT 47 (LESS THE WEST 174 FEET AND LESS THE NORTH 133.6 FEET OF THE EAST 86 FEET OF THE WEST 260 FEET THEREOF), FLORIDA LAND COLONIZATION COMPANY LIMITED W. BEARDALL'S MAP OF ST. JOSEPH'S, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 1, PAGE 114, PUBLIC RECORDS OF SEMINOLE COUNTY.

AND LESS AND EXCEPT THAT PART CONVEYED TO SEMINOLE COUNTY RECORDED FEBRUARY 21, 2003 IN OFFICIAL RECORDS BOOK 4718, PAGE 911, PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA.

SAID PROPERTY ALSO BEING DESCRIBED AS:

A PORTION OF LOTS 46 AND 47, FLORIDA LAND AND COLONIZATION COMPANY LIMITED, W. BEARDALL'S MAP OF ST. JOSEPH'S, ACCORDING TO THE PLAT THEREOF AS RECORDED IN THE PLAT BOOK 1, PAGE 114 OF THE PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA.

BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE SOUTHEAST CORNER OF AFORESAID LOT 46; THENCE RUN NORTH 89°36'31" WEST ALONG THE SOUTH LINE OF SAID LOT 46, ALSO BEING THE CENTER LINE OF CHURCH STREET FOR A DISTANCE OF 180.00 FEET TO A POINT ON THE WEST LINE OF THE EAST 180 FEET OF SAID LOT 46, THENCE DEPARTING SAID SOUTH LINE AND SAID CENTERLINE RUN NORTH 00°15'06" EAST ALONG SAID WEST LINE FOR A DISTANCE OF 35.00 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF CHURCH STREET ACCORDING TO OFFICIAL RECORDS BOOK 4718, PAGE 911 OF AFORESAID PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA, ALSO BEING THE POINT OF BEGINNING; THENCE DEPARTING SAID WEST LINE RUN NORTH 89°36'31" WEST ALONG SAID NORTHERLY RIGHT-OF-WAY LINE FOR A DISTANCE OF 478.36 FEET TO A POINT ON THE WEST LINE OF AFORESAID LOT 46, ALSO BEING A POINT ON THE EAST LINE OF AFORESAID LOT 47; THENCE CONTINUING ALONG SAID NORTHERLY RIGHT-OF-WAY LINE RUN NORTH 89°36'31" WEST FOR A DISTANCE OF 484.65 FEET; TO A POINT ON THE EAST LINE OF THE WEST 174 FEET OF SAID LOT 47 ALSO BEING A POINT ON THE EAST LINE OF LEWIS HEROLD HOMESITES AS RECORDED IN THE PLAT BOOK I2, PAGE 38 OF SAID PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY LINE RUN NORTH 00°09'05" EAST ALONG SAID EAST LINE FOR A DISTANCE OF 492.49 FEET TO A POINT ON THE SOUTH LINE OF THE NORTH 133.6 FEET OF AFORESAID LOT 47; THENCE DEPARTING SAID EAST LINE RUN SOUTH 89°32'46" EAST ALONG SAID SOUTH LINE FOR A DISTANCE OF 86.00 FEET TO A POINT ON THE EAST LINE OF THE EAST 86 FEET OF THE WEST 260 FEET OF SAID LOT 47; THENCE DEPARTING SAID SOUTH LINE RUN NORTH 00°09'05" EAST ALONG SAID EAST LINE FOR A DISTANCE OF 133.60 FEET TO A POINT ON THE NORTH LINE OF SAID LOT 47; THENCE DEPARTING SAID EAST LINE RUN SOUTH 89°32'46" EAST ALONG THE NORTH LINE OF SAID LOT 47 FOR A DISTANCE OF 399.44 FEET TO THE NORTHEAST CORNER OF SAID LOT 47, ALSO BEING THE NORTHWEST CORNER OF AFORESAID LOT 46; THENCE RUN SOUTH 89°32'46" EAST ALONG THE NORTH LINE OF SAID LOT 47 FOR A DISTANCE OF 478.67 FEET TO A POINT ON AFORESAID WEST LINE OF THE EAST 180 FEET OF SAID LOT 46; THENCE DEPARTING SAID NORTH LINE RUN SOUTH 00°15'06" WEST ALONG SAID WEST LINE FOR A DISTANCE OF 625.03 FEET TO AFORESAID POINT OF BEGINNING.

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